EXHIBIT 4.2

APCOA/STANDARD PARKING, INC.

9 1/4% SENIOR SUBORDINATED NOTES DUE 2008

SUPPLEMENTAL INDENTURE

This Supplemental Indenture (this “Supplemental Indenture”), dated as of January 11, 2002, among APCOA/Standard Parking, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors (the “Subsidiary Guarantors”) under the Indenture (as defined below) as identified on the signature pages thereof and State Street Bank and Trust Company, as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a certain indenture (the “Indenture”), dated as of March 30, 1998, providing for the issuance of an initial aggregate principal amount of $140,000,000 of 9 1/4% Senior Subordinated Notes due 2008 (the “Notes”);

WHEREAS, on November 20, 2001, the Company commenced an offer to exchange and a consent solicitation to adopt certain amendments to the Indenture (the “Proposed Amendments”), on the terms and subject to the conditions set forth in that certain Offering Circular and Consent Solicitation, dated November 20, 2001, as may have been, and may be further, modified and amended by the Company from time to time (the “Statement”);

WHEREAS, pursuant to Section 9.2 of the Indenture, the consent of the holders (each, a “Holder” and collectively, the “Holders”) of a majority in principal amount of the Notes then outstanding is required to adopt each of the Proposed Amendments (the “Majority Threshold”);

WHEREAS, pursuant to Section 9.2 and 9.6 of the Indenture, the Trustee is obligated to execute this Supplemental Indenture upon request of the Company and the Subsidiary Guarantors, accompanied by board resolutions authorizing the execution hereof, evidence of such aforesaid requisite consents, the Trustee’s receipt of an Officers’ Certificate and Opinion of Counsel (as those terms are defined in the Indenture) stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, that it is not inconsistent with the Indenture, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms (collectively, the “Trustee Conditions”);

WHEREAS, in response to the Exchange Offer and Consent Solicitation, the Company has received consents from Holders satisfying the Majority Threshold; and

WHEREAS, pursuant to Section 9.2 and 9.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  CONDITIONS PRECEDENT.  Each of the Trustee Conditions has been satisfied in all respects. The Company, the Subsidiary Guarantors and the Trustee are on this date executing and thereupon making effective this Supplemental Indenture.

3.  AMENDMENTS TO THE INDENTURE.  Pursuant to Section 9.2 of the Indenture, at the opening of business on the date after the consummation of the exchange offer described in the Statement, the Indenture will be amended as follows:

(a) The following text shall be added, in alphabetical order, to Section 1.1 of the Indenture: (i)"“New Indenture” will mean that indenture governing the 14% Senior Subordinated Second Lien Notes due 2006 issued in the Refinancing”, (ii)"“Permitted Holders” will mean the holders of the Company’s 18% Senior Convertible Preferred Stock due 2008” and (iii)"“Refinancing” will mean the transactions described in the Company’s Offering Circular and Consent Solicitation, dated November 20, 2001, as modified or amended by the Company, including but not limited to (i) the exchange of Notes and cash to the Company for 14% Senior Subordinated Second Lien Notes due 2006, (ii) the exchange of Notes for 18% Senior Convertible Redeemable Preferred Stock and (iii) the “Use of Proceeds” as described in the above mentioned Offering Circular and Consent Solicitation.”

(b) The definition of “Asset Sale” contained in Section 1.1 of the Indenture will be revised as follows: the text “the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company’s Restricted Subsidiaries” in clause (ii) of the definition will be replaced by the text “the issuance or sale of Equity Interests by any of the Company’s Restricted Subsidiaries.”

(c) The definition of “Change of Control” contained in Section 1.1 of the Indenture will be revised as follows: (i)  the following text will be added to the end of clause (i): “and Permitted Holders” and (ii) the following text will be added after “and their Related Parties” in clause (iii): “and Permitted Holders.”

(d) The definition of “Disqualified Stock” contained in Section 1.1 of the Indenture will be deleted and replaced in its entirety with the following: ““Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7 hereof.”

(e) The definition of “Indebtedness” contained in Section 1.1 of the Indenture will be revised as follows: the following text shall be added: “Notwithstanding anything to the contrary, any put right, right of redemption or right of repurchase will, in any such case, for the purposes of this definition, not be treated as Indebtedness, no matter what the accounting treatment of said transaction may be. In addition, notwithstanding anything to the contrary, the carrying value (as determined in accordance with FASB 15) of any Indebtedness that has been redeemed shall not be deemed Indebtedness for purposes of this definition.”

(f) The definition of “Permitted Investments” contained in Section 1.1 of the Indenture will be revised as follows: (i) the term “Holberg Industries, Inc.” in clause (f) will be replaced by the term “Steamboat Holdings, Inc. or any successor thereto” and (ii) the phrase “officers and employees” in clause (g) will be replaced by the following text: “officers, employees and consultants.”

(g) The following text will be added as a new item (xiii) under the definition of “Permitted Liens” contained in Section 1.01 of the Indenture: “; and (xiii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.9 of this Indenture covering only the assets acquired with such Indebtedness.”

(h) The definition of “Principals” contained in Section 1.1 of the Indenture will be revised as follows: the terms “Holberg Industries, Inc.” will be replaced with the terms “Steamboat Holdings, Inc.”

(i) Section 4.7 of the Indenture will be revised as follows: (i) the text “the date of the Indenture” will be replaced by the phrase “the date of the New Indenture” in clause (i) of subsection (c) of the first paragraph; (ii) the text “the date of the Indenture” will be replaced by the text “the date of the New Indenture” in clause (ii) of subsection (c) of the first paragraph and (iii) the following text will be added at the end of the second paragraph of

Section 4.7 of the Indenture: “And, furthermore, the foregoing provisions will not prohibit the Company and its Subsidiaries from engaging in the Refinancing, including, without limitation, the issuance of, and the payment of principal, interest and Liquidated Damages, if any, on, up to $[insert amount of new notes issued] million in aggregate principal amount of 14% Senior Subordinated Second Lien Notes due 2006 issued by the Company and guaranteed by the subsidiary guarantors thereof. Notwithstanding anything to the contrary, the redemption, repurchase or purchase of any equity interest in the Company or any of its Restricted Subsidiaries pursuant to a put right, right of redemption or right of repurchase will, in any such case, for the purposes of this Section 4.7, be treated as a payment or distribution on account of an Equity Interest and will not be treated as a payment on Indebtedness, no matter what the accounting treatment of said transaction may be.”

(j) Section 4.9 of the Indenture will be revised as follows: (i) clause (i) of the second paragraph will be deleted and replaced by the following text: “the incurrence by the Company of additional Indebtedness and letters of credit pursuant to the New Credit Facility in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $40 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay Indebtedness under the New Credit Facility pursuant to the covenant described under Section 4.10,” (ii) the following text will be added at the beginning of clause (xv) of paragraph two: “the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Stock and/or,” (iii) the text “Disqualified Stock or” will be inserted between the words “other” and “Indebtedness” in clause (xv) of paragraph two, (iv) the following text will be added before the period at the end of clause (xv) of paragraph two: “(which amount may but need not be incurred, in whole or in part, in clause (i) above)” and (v) the following text will be added as a new clause (xvi) at the end of the second paragraph “; and (xvi) the incurrence by the Company of up to $[insert amount of new notes issued] million in aggregate principal amount of 14% Senior Subordinated Second Lien Notes due 2006 issued by the Company and guaranteed by the subsidiary guarantors thereof in connection with the Refinancing.” Additionally, the two references to clause (xv) in the third paragraph of Section 4.9 of the Indenture will be changed to clause “(xvi).”

(k) Section 4.10 of the Indenture will be revised as follows: (i) following text will be added to the fourth sentence of the second paragraph between the terms “Holders of Notes” and “(an “Asset Sale Offer”)”: “and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets,” (ii) the following text will be added to the fourth sentence of the second paragraph between the text “amount of Notes” and “that may be purchased”: “and such other pari passu Indebtedness” and (iii) the following text will be added to the sixth sentence of the second paragraph between the text “select the Notes” and “to be purchased”: “and such other pari passu Indebtedness.”

(l) Section 4.11 of the Indenture will be revised as follows: (i) the following text will be added as a new clause (p): “the Refinancing” and (ii) the text “Holdings, Steamboat Holdings, Inc. and their affiliates and successor entities” will replace the term “Holberg” where it appears in clause (x) and each of the three times where it appears in clause (z) and (iii) the text “, Holdings and Steamboat Holdings, Inc.” will be added after the term “Holberg” in clause (bb).

(m) The following text will be added at the end of Section 4.12 of the Indenture: “unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as all such obligations are no longer secured by a Lien.

(n) Section 4.20 of the Indenture, entitled “Payments for Consent,” will be deleted in its entirety and replaced with the words “Intentionally Omitted.” All textual references in the Indenture and the Notes to Section 4.20 will be deleted, and all definitions in the Indenture and the Notes exclusively related to Section 4.20 will be deleted.

(o) The following text will be added at the end of Section 4.21 of the Indenture:  “Notwithstanding anything to the contrary, the Company shall be permitted to issue, and the Subsidiary Guarantors shall be permitted to guarantee, up to $100 million in aggregate principal amount of 14% Senior Subordinated Second Lien Notes due 2006 issued by the Company and guaranteed by the Subsidiary Guarantors thereof, which may be senior in right of payment to the Notes and the Guarantees and junior in right of payment to the New Credit Facility.”

(p) The definition of “Event of Default” contained in Section 6.1 of the Indenture will be revised as follows: the term “Subsidiaries” contained in clause (vi) of Section 6.1 will be changed to “Restricted Subsidiaries.”

4.  CORRESPONDING AMENDMENTS TO THE NOTES.  Each Note shall be amended to make the terms of such Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as supplemented by this Supplemental Indenture, the terms of the Indenture, as supplemented by this Supplemental Indenture, shall govern and be controlling.

5.  NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES AND ANY AMENDED NOTES, AMENDED NOTE GUARANTEES, SUPPLEMENTAL NOTES OR SUPPLEMENTAL NOTE GUARANTEES.

6.  COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.  EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

9.  CONFLICTS.  To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

10.  ENTIRE AGREEMENT.  This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: January 11, 2002

APCOA/STANDARD PARKING, INC.

By:		/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

A-1 AUTO PARK, INC.

By:		/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

APCOA CAPITAL CORPORATION

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

CENTURY PARKING, INC.

By:		/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

EVENTS PARKING CO., INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

HAWAII PARKING MAINTENANCE, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

METROPOLITAN PARKING SYSTEM, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

S & S PARKING, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

SENTINEL PARKING CO. OF OHIO, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

SENTRY PARKING CORPORATION

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

STANDARD AUTO PARK, INC.

By:		/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

STANDARD PARKING CORPORATION

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

STANDARD PARKING CORPORATION IL

By:		/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

TOWER PARKING, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

VIRGINIA PARKING SERVICE, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

APCOA BRADLEY PARKING COMPANY, LLC
By:	APCOA/STANDARD PARKING, INC., ITS SOLE MEMBER

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

APCOA LASALLE PARKING COMPANY, LLC
By:	APCOA/STANDARD PARKING INC., ITS MANAGER

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

EXECUTIVE PARKING INDUSTRIES, L.L.C.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President